FOR IMMEDIATE RELEASE
March 1, 2005

For more information:
Richard Kellner	Mary C. Buhay
Group Vice President	Senior Vice President
Finance	Corporate Communications
Medialink Worldwide Incorporated	Medialink Worldwide Incorporated
Tel: (212) 682 8300	Tel: (212) 682 8300
IR@medialink.com	IR@medialink.com

MEDIALINK REPORTS FOURTH QUARTER AND YEAR END 2004 RESULTS

Records One-Time, Pretax Gain of $5 Million; 2004 Teletrax Sales Up 119%

NEW YORK, March 1, 2005 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported $9.35 million in revenue for the fourth quarter ended Dec. 31, 2004, as compared to $8.96 million for the same quarter in 2003, and $36.9 million for the year ended Dec. 31, 2004, as compared to $35.4 million for the same period in 2003. The Company also announced that it had $11.68 million in cash and cash equivalents as of Dec. 31, 2004, having paid off its bank line of credit, which had borrowings of $5.5 million at the beginning of 2004.

Results for fourth quarter and full year 2004 exclude revenue from Medialink’s recently sold research unit, Delahaye, which is presented as a discontinued operation. In addition to its fourth quarter sale of Delahaye for $8 million, Medialink secured a convertible debentures financing for $5 million and dissolved a joint venture during the same period. Impacting results for 2004 were a pretax gain of $5 million from the Delahaye sale and certain non-recurring costs initiated by the divestiture, debenture financing and dissolution of the joint venture.

“Armed with proceeds from the Delahaye sale and new funding, Medialink entered 2005 far better positioned to grow its core news and marketing communications services and accelerate growth of Teletrax™, its global digital watermarking technology and media asset management service,” said Laurence Moskowitz, Chairman, President and Chief Executive Officer. “We will aggressively execute our sales and marketing strategy to strengthen our leadership position in media communications. We also plan to leverage the progress Teletrax has already made in television news and entertainment, as well as our further sales and marketing investments, into broader and wider acceptance across the broadcastin g industry.”

Net income for the fourth quarter ended Dec. 31, 2004 was $494,000 or $0.08 per share, as compared to a net loss of $346,000 or $0.06 per share reported in the comparable quarter in 2003. Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) on Continuing Operations was negative $1.07 million as compared to $564,000 in the 2003 fourth quarter. EBITDA on Continuing Operations, excluding Teletrax operations and certain other charges, was negative $346,000 as compared to $980,000 in the 2003 fourth quarter.

Medialink considers EBITDA to be an important financial indicator of the Company’s operational strength and performance of its business, as well as to make new investments in its services. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures of other companies.  A table reconciling Loss from Continuing Operations under GAAP to EBITDA follows the financial statements included with this press release.

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 1 of 8

In the fourth quarter 2004, the Company provided a full valuation allowance against net deferred tax assets, including state tax operating loss carryforwards, carried on its balance sheet. SFAS No. 109 (“Accounting for Income Taxes”) requires an assessment of a company’s current and previous performance and other relevant factors when determining the need for such a valuation allowance. Under this pronouncement, factors such as current and previous operating losses are weighed with the outlook for future profitability in determining deferred tax asset carrying value. As a result of the Company’s decision to accelerate its investment in Teletrax and other services, the Company cannot predict with reasonable certainty when it will be able to make use of the net deferred tax asse ts.

Net loss for the year ended Dec. 31, 2004 was $972,000, or $0.16 per share, compared to a net loss of $2.69 million, or $0.45 per share reported in the 2003 comparable period. EBITDA on Continuing Operations was negative $847,000 compared to negative $398,000 in the 2003 comparable period. EBITDA on Continuing Operations, excluding loss from Teletrax operations and certain other charges, was $1.35 million in 2004 compared to $2.25 million in 2003.

For the fourth quarter ended Dec. 31, 2004, Teletrax recorded revenue, excluding equipment sales, of $384,000 compared to $202,000 for the comparable period in 2003, a 90% increase of $182,000. Teletrax revenue, excluding equipment sales, for the year ended Dec. 31, 2004 was $1.26 million compared to $576,000 in 2003, a 119% increase of $684,000.

“Agreements announced in the fourth quarter with the BBC and for the expansion of our NBC News Channel contract continued to validate Teletrax as the digital video tracking standard in the news industry,” said Graeme McWhirter, Medialink Executive Vice President and Chairman of Teletrax. “We started 2005 with a new long-term contract with The NBC Agency, which joins other Teletrax clients that include leading entertainment, news and media organizations, among them two other NBC-Universal entities, NBC Universal Television Distribution and NBC News Channel. In addition, we believe that the recent expansion of our business development team and the opening of Teletrax’s Hollywood office will further propel our position in the entertainment industry.”

McWhirter continued: “The value of each Teletrax contract is essentially determined by the combination of the amount of content and the number of stations that each client requires tracking. Each contract we announce is initially worth up to $300,000 annually, a value that can grow as clients request increases in either the amount of content or number of stations being monitored. The average contract signed until now was valued at approximately $125,000. We expect Teletrax revenue will at least double in 2005 as we have several new contracts in negotiation and a number of tests underway. We hope to increase the pace of this growth with our new sales and marketing initiatives.”

“We emerged from last year with a more efficient organizational structure, and we are invigorated with renewed focus and greater agility to execute our strategic plans and deliver improved shareholder value,” concluded Moskowitz. “As a result of the Company’s transition into providing more marketing-oriented communications services and its increasing concentration on Teletrax, Medialink is expected to report revenue in the range of $8.5 million to $9 million for the first quarter of 2005.”

Medialink will host a teleconference and a simultaneous webcast at 11 a.m. Eastern Time today to discuss the Company’s fourth quarter and year end results and the overall industry outlook, as well as to address the December 2004 sale of its research unit. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, Graeme McWhirter, Executive Vice President and Chairman of Teletrax, and Richard Kellner, Group Vice President of Finance. To access the teleconference, please dial 1-800-613-4984 (domestic) or 1-706-643-7872 (international), 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 2 of 8

For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international), playback access code 3615853, beginning approximately two hours after the conclusion of the call and available until March 7.

About Medialink:

Medialink is a global leader in providing unique news and marketing-related media strategies and solutions that enable corporations and organizations to inform and educate target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax™, Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London.

For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

# # #

With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements here in. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please See Attached Financial Tables)

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 3 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(in thousands)

	December 31,	December 31,
	2004	2003
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,675	$3,706
Accounts receivable, net	6,145	5,054
Prepaid expenses and other current assets	2,508	1,948
Prepaid and refundable income taxes	225	691
Deferred tax assets	-	199
Current assets of discontinued operations	-	2,408
Total current assets	20,553	14,006

Property and equipment, net	4,069	4,944

Goodwill, customer list and other intangibles, net	12,997	13,294
Investment in joint venture	-	365
Deferred tax assets	-	1,805
Other assets	813	661
Noncurrent assets of discontinued operations	-	1,637
Total assets	$38,432	$36,712

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of obligations under capital leases and long term debt	$113	$96
Borrowings on credit facility	-	5,500
Accounts payable and accrued liabilities	8,856	4,676
Current liabilities of discontinued operations	-	966
Total current liabilities	8,969	11,238
Obligations under capital leases, net of current portion	97	173
Convertible debentures, net of unamortized discount of $1,167 (a)	3,833
Other long term liabilities	454	503
Total liabilities	13,353	11,914

Stockholders' Equity	25,079	24,798
Total liabilities and stockholders' equity	$38,432	$36,712

(a) subject to final valuation analysis

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 4 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES

Summary Financial Information
(In thousands except per share data)
(unaudited)

	For the Three Months
	Ended December 31,
	2004	2003

Revenue	$9,351	$8,956
Direct costs	3,961	3,115
Gross profit	5,390	5,841
Selling, general and administrative costs	6,464	5,715
Loss from joint venture	63	47
Write off of investment in joint venture (b)	373	-
Operating (loss) income	(1,510)	79
Interest expense, net	(151)	(61)
Loss (income) from continuing operations before income taxes	(1,661)	18
Income taxes (c)	999	242
Loss from continuing operations	(2,660)	(224)

Discontinued Operations:
Loss from discontinued operations	(111)	(164)
Gain on sale of division	4,915	-
Income (loss) on discontinued operations before income taxes	4,804	(164)
Income taxes	1,650	(42)
Income (loss) on discontinued operations	3,154	(122)
Net income (loss)	$494	$(346)

Basic weighted average shares outstanding	5,982	5,933

Basic loss per share - continuing operations	$(0.44)	$(0.04)
Basic income (loss) per share - discontinued operations	$0.53	$(0.02)
Basic income (loss) per share - net loss	$0.08	$(0.06)

Diluted weighted average shares outstanding	6,056	5,933

Diluted loss per share - continuing operations	$(0.44)	$(0.04)
Diluted income (loss) per share - discontinued operations	$0.52	$(0.02)
Diluted income (loss) per share - net loss	$0.08	$(0.06)

Supplemental financial information
EBITDA on Continuing Operations (a)	$(1,072)	$564
Depreciation and amortization	438	485

EBITDA, excluding Teletrax operations	(346)	980
Loss from Teletrax operations (net of $148,000 and $119,000, respectively, of depreciation and amortization)	353	416

Revenue Detail
Media Communications Services	8,895	8,723
Teletrax	456	233

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

(b) The joint venture was dissolved in December 2004

(c) Includes a non-cash charge related to the full valuation allowance recorded against net deferred tax assets

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 5 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(In thousands except per share data)
(unaudited)

	For the Year
	Ended December 31,
	2004	2003

Revenue	$36,862	$35,384
Direct costs	14,683	12,619
Gross profit	22,179	22,765
Selling, general and administrative costs	23,886	24,113
Loss from joint venture	247	316
Restructuring charge - loss from sublease transaction	-	592
Impairment of investments and write off of investment in joint venture (b)	715	-
Operating loss	(2,669)	(2,256)
Interest expense, net	(385)	(282)
Loss from continuing operations before income taxes	(3,054)	(2,538)
Provision (credit) for income taxes (c)	984	(200)
Loss from continuing operations	(4,038)	(2,338)

Discontinued Operations:
Loss from discontinued operations	(274)	(304)
Gain on sale of division	4,915	-
Income (loss) on discontinued operations before income taxes	4,641	(304)
Income taxes	1,575	50
Income (loss) on discontinued operations	3,066	(354)
Net loss	$(972)	$(2,692)

Basic and diluted loss per share - continuing operations	$(0.67)	$(0.39)
Basic and diluted income (loss) per share - discontinued operations	$0.51	$(0.06)
Basic and diluted loss per share - net loss	$(0.16)	$(0.45)
Basic and diluted weighted average shares outstanding	5,997	5,965

Supplemental financial information
EBITDA on Continuing Operations (a)	$(847)	$(398)
Depreciation and amortization	1,822	1,858

EBITDA, excluding Teletrax operations	1,354	2,250
Loss from Teletrax operations (net of $547,000 and $392,000, respectively, of depreciation and amortization)	1,486	2,056

Revenue Detail
Media Communications Services	35,238	34,739
Teletrax	1,624	645

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

(b) Includes a write off of the investment in a joint venture that was dissolved in December 2004

(c) Includes a non-cash charge related to the full valuation allowance recorded against net deferred tax assets

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 6 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(In thousands)
(unaudited)

	For the Three Months
	Ended December 31,
	2004	2003

Reconciliation Between Loss from Continuing Operations to EBITDA on
Continuing Operations and EBITDA on Continuing Operations Excluding
Teletrax Operations

Loss from continuing operations	$(2,660)	$(224)

Depreciation and amortization on continuing operations	438	485
Interest expense, net	151	61
Income tax expense on continuing operations	999	242
EBITDA on continuing operations	(1,072)	564

Loss from Teletrax operations	501	535
Depreciation included in Teletrax operations	(148)	(119)
Impairment of investments and write off of investment in joint venture	373
EBITDA on continuing operations excluding Teletrax operations	$(346)	$980

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 7 of 8

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(In thousands)
(unaudited)

	For the Year Ended
	December 31,
	2004	2003

Reconciliation Between Loss from Continuing Operations to EBITDA on
Continuing Operations and EBITDA on Continuing Operations Excluding
Teletrax Operations

Loss from continuing operations	$(4,038)	$(2,338)

Depreciation and amortization on continuing operations	1,822	1,858
Interest expense, net	385	282
Income tax expense (benefit) on continuing operations	984	(200)
EBITDA on continuing operations	(847)	(398)

Loss from Teletrax operations	2,033	2,448
Depreciation included in Teletrax operations	(547)	(392)
Impairment of investments and write off of investment in joint venture	715
Restructuring charge - loss from sublease transaction	-	592
EBITDA on continuing operations excluding Teletrax operations	$1,354	$2,250

Medialink Reports Fourth Quarter and Year End 2004 Results	Page 8 of 8